EXHIBIT 15.1

April 21, 2021

Yatsen Holding Limited

32-35, 38/F, Poly Midtown Plaza

No.23 East Xuanyue Street,

Haizhu District, Guangzhou 510330

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” and “Item 4.C. Information on the Company—Organizational Structure” in Yatsen Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/Zhong Lun Law Firm
Zhong Lun Law Firm